Exhibit 10.1

TERMINATION AGREEMENT -

LICENSE AND SUBLICENSE AGREEMENT

Reference is made to that certain License and Sublicense Agreement (“Agreement”) entered into as of February 15, 2024 by Qualigen Therapeutics, Inc., a Delaware corporation (“QLGN”), on the one hand, and Pan-RAS Holdings, Inc., a New York corporation (“Pan-RAS”), on the other hand. QLGN and Pan-RAS are collectively referred to as the “Parties”.

This Termination Agreement (“Termination”) is entered into as of March 16, 2024 by the Parties.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree to terminate the Agreement effective on March 16, 2024.

This Termination may be executed and delivered in counterparts, each of which shall constitute an original document, but all of which shall constitute one and the same instrument, it being understood and agreed that delivery of a signed counterpart signature page to this Amendment by electronic mail attachment in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall constitute valid and sufficient delivery thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Termination to be executed and delivered so as to be effective on March 16, 2024.

Qualigen Therapeutics, Inc.

By:	/s/ Michael Poirier
Name:	Michael Poirier
Title:	Chairman & CEO

Pan-RAS Holdings, Inc.

By:	/s/ Paul Rachmuth
Name:	Paul Rachmuth
Title:	General Counsel